Exhibit 99.1

MDWerks Appoints Beverage Industry Veteran

Roy Milner to the Company’s Board of Directors

Green Cove Springs, FL – February 17, 2026 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that Roy Milner (“Roy”) has been appointed to the Company’s Board of Directors (the “Board”). The announcement comes after the news that Mr. Ted Kratovil (“Ted”), has stepped down from the Board and is retiring.

Mr. Milner brings to MDWerks more than twenty-five years of executive leadership experience in the beverage industry, including deep expertise in go-to-market strategy, sales, marketing, distribution, brand management and financial oversight at both Fortune 500 organizations and entrepreneurial startups.

Jim Cassidy, Executive Chairman of MDWerks, commented, “I am delighted that Roy has joined the MDWerks Board and look forward to his guidance as we scale our beverage and industrial businesses. Roy is a highly successful beverage industry veteran with a commendable track record of building businesses and brands through effective team building, strategic positioning, marketing, and multi-channel distribution. Separately, I would like to thank Ted for his years of mentorship and his many contributions during the early phases of our growth journey. We wish him the best in retirement.”

Mr. Milner said, “MDWerks is underpinned by unique, valuable and patented energy wave technology and I am eager to help the team grow the Company’s businesses and recurring revenue streams.”

Mr. Kratovil added, “It has been rewarding to play a role in setting the foundation for the next chapter of growth at MDWerks. I look forward to following the team’s multi-pronged strategic expansion in the months and years to come.”

About Roy Milner

Mr. Milner is Co-Founder of The Difference Business Bourbon™, a premium bourbon brand; Partner and Co-Founder of Art of Alchemy Spirits, a craft spirits company specializing in premium blended whiskeys; Partner at Cask Catalyst, an investment and advisory accelerator focused on emerging beverage brands; Founder of Thirst Sherpa, LLC, a beverage industry consultancy; and Co-Founder of Nighthawks Bourbon, a premium bourbon venture in partnership with Napa Valley winemaker Jamey Whetstone.

Earlier in his career, Mr. Milner served as Founding Partner and Chief Fermentation Officer at Blackberry Farm Brewery; Regional Manager at Red Bull North America; and Territory Manager at Boston Beer Company (Samuel Adams). He graduated from University of Tennessee, Knoxville with a Bachelor of Business Administration degree in Marketing with a Minor in Psychology.

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com